As filed with the Securities and Exchange Commission on May 25, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

Form S-8 Registration Statement No. 333-31060

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-64240

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-94719

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-78979

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-78951

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-78949

POST-EFFECTIVE AMENDMENT NO. 3 TO

Form S-8 Registration Statement No. 333-75781

POST-EFFECTIVE AMENDMENT NO. 3 TO

Form S-8 Registration Statement No. 33-57553-99

POST-EFFECTIVE AMENDMENT NO. 3 TO

Form S-8 Registration Statement No. 33-51851-99

POST-EFFECTIVE AMENDMENT NO. 3 TO

Form S-8 Registration Statement No. 33-49956-99

POST-EFFECTIVE AMENDMENT NO. 3 TO

Form S-8 Registration Statement No. 33-46519-99

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-8 Registration Statement No. 333-26823-99

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-94717

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-8 Registration Statement No. 333-26831-99

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-8 Registration Statement No. 333-26813-99

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-96959

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-126597

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-126599

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-127951

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-162995

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-168695

UNDER THE SECURITIES ACT OF 1933

EL PASO HOLDCO LLC

(successor in interest to El Paso Corporation)

(Exact name of registrant as specified in its charter)

Delaware	45-5339403
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Louisiana Street

Houston, Texas 77002

(Address of registrant’s principal executive offices)

El Paso Corporation Coastal Aruba Refining Company N.V. Thrift Plan

El Paso Corporation 2001 Stock Option Plan for Non-employee Directors

El Paso Energy Corporation Omnibus Plan for Management Employees

El Paso Energy Corporation 1999 Omnibus Incentive Compensation Plan

El Paso Energy Corporation Deferred Compensation Plan

El Paso Energy Corporation Employee Stock Purchase Plan

El Paso Energy Corporation Sonat Savings Plan

1995 Omnibus Compensation Plan

1995 Incentive Compensation Plan

1995 Compensation Plan for Non-employee Directors

Omnibus Plan for Management Employees

El Paso Energy Corporation Retirement Savings Plan

Omnibus Compensation Plan

Stock Option Plan for Non-employee Directors

El Paso Energy Corporation Strategic Stock Plan

El Paso Energy Corporation Omnibus Plan for Management Employees

El Paso Energy Corporation Retirement Savings Plan

El Paso Corporation Employee Stock Purchase Plan

El Paso Corporation 2005 Compensation Plan for Non-employee Directors

El Paso Corporation 2005 Omnibus Incentive Compensation Plan

El Paso Corporation Retirement Savings Plan

(Full title of Plans)

Joseph Listengart

500 Dallas Street, Suite 1000

Houston, Texas 77002

(713) 369-9000

(Name, address and telephone number of agent for service)

Copy to:

Troy L. Harder

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

Telephone: (713) 221-1456

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following Registration Statements of El Paso Corporation (the “Registrant”):

Registration Statement on Form S-8 (File No. 333-31060), pertaining to the registration of 173,000 shares of the Registrant’s common stock issuable under the El Paso Corporation Coastal Aruba Refining Company N.V. Thrift Plan (formerly Coastal Aruba Refining Company N. V. Thrift Plan).

Registration Statement on Form S-8 (File No. 333-64240), pertaining to the registration of 500,000 shares of the Registrant’s common stock issuable under the El Paso Corporation 2001 Stock Option Plan for Non-employee Directors.

Registration Statement on Form S-8 (File No. 333-94719), pertaining to the registration of 8,000,000 shares of the Registrant’s common stock issuable under the El Paso Energy Corporation Omnibus Plan for Management Employees.

Registration Statement on Form S-8 (File No. 333-78979), pertaining to the registration of 10,000,000 shares of the Registrant’s common stock issuable under the El Paso Energy Corporation 1999 Omnibus Incentive Compensation Plan and the El Paso Energy Corporation Omnibus Plan for Management Employees.

Registration Statement on Form S-8 (File No. 333-78951), pertaining to the registration of $50,000,000 of Deferred Compensation Obligations under the El Paso Energy Corporation Deferred Compensation Plan.

Registration Statement on Form S-8 (File No. 333-78949), pertaining to the registration of 2,000,000 shares of the Registrant’s common stock issuable under the El Paso Energy Corporation Employee Stock Purchase Plan.

Registration Statement on Form S-8 (File No. 333-75781), pertaining to the registration of 2,300,000 shares of the Registrant’s common stock issuable under the El Paso Energy Corporation Sonat Savings Plan and 5,398,915 shares of the Registrant’s common stock issuable under the El Paso Energy Corporation Executive Award Plan of Sonat Inc.

Registration Statement on Form S-8 (File No. 33-57553-99 ), pertaining to the registration of 4,400,000 shares of the Registrant’s common stock issuable under the 1995 Omnibus Compensation Plan, the 1995 Incentive Compensation Plan and the 1995 Compensation Plan for Non-employee Directors.

Registration Statement on Form S-8 (File No. 33-51851-99 ), pertaining to the registration of 2,500,000 shares of the Registrant’s common stock issuable under the Omnibus Plan for Management Employees.

Registration Statement on Form S-8 (File No. 33-49956-99 ), pertaining to the registration of shares of the Registrant’s common stock issuable under the El Paso Energy Corporation Retirement Savings Plan.

Registration Statement on Form S-8 (File No. 33-46519-99 ), pertaining to the registration of shares of the Registrant’s common stock issuable under the Omnibus Compensation Plan and the Stock Option Plan for Non-employee Directors.

Registration Statement on Form S-8 (File No. 333-26823-99 ), pertaining to the registration of 1,000,000 shares of the Registrant’s common stock issuable under the El Paso Energy Corporation Strategic Stock Plan.

Registration Statement on Form S-8 (File No. 333-94717), pertaining to the registration of 2,000,000 shares of the Registrant’s common stock issuable under the El Paso Energy Corporation Strategic Stock Plan.

Registration Statement on Form S-8 (File No. 333-26831-99 ), pertaining to the registration of 2,500,000 shares of the Registrant’s common stock issuable under the El Paso Energy Corporation Omnibus Plan for Management Employees.

Registration Statement on Form S-8 (File No. 333-26813-99 ), pertaining to the registration of 2,000,000 shares of the Registrant’s common stock issuable under the El Paso Energy Corporation Retirement Savings Plan.

Registration Statement on Form S-8 (File No. 333-96959), pertaining to the registration of 3,000,000 shares of the Registrant’s common stock issuable under the El Paso Corporation Employee Stock Purchase Plan.

Registration Statement on Form S-8 (File No. 333-126597), pertaining to the registration of 2,500,000 shares of the Registrant’s common stock issuable under the El Paso Corporation 2005 Compensation Plan for Non-employee Directors.

Registration Statement on Form S-8 (File No. 333-126599), pertaining to the registration of 35,000,000 shares of the Registrant’s common stock issuable under the El Paso Corporation 2005 Omnibus Incentive Compensation Plan.

Registration Statement on Form S-8 (File No. 333-127951), pertaining to the registration of 15,000,000 shares of the Registrant’s common stock issuable under the El Paso Corporation Retirement Savings Plan.

Registration Statement on Form S-8 (File No. 333-162995), pertaining to the registration of 12,500,000 shares of the Registrant’s common stock issuable under the El Paso Corporation 2005 Omnibus Incentive Compensation Plan.

Registration Statement on Form S-8 (File No. 333-168695), pertaining to the registration of 7,000,000 shares of the Registrant’s common stock issuable under the El Paso Corporation 2005 Omnibus Incentive Compensation Plan.

The plans identified above are collectively referred to as the “Plans”.

Effective on May 25, 2012, Kinder Morgan, Inc. (“KMI”) completed the acquisition of El Paso Corporation, a Delaware corporation (f/k/a Sirius Holdings Merger Corporation) (“New El Paso”), pursuant to the Agreement and Plan of Merger dated October 16, 2011 (the “Merger Agreement”), by and among KMI, Sherpa Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of KMI, Sherpa Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of KMI, New El Paso and El Paso LLC, a Delaware limited liability company and wholly owned subsidiary of New El Paso (f/k/a El Paso Corporation and successor in interest to Sirius Merger Corporation).

Pursuant to the Merger Agreement, Sherpa Merger Sub, Inc. was merged with and into New El Paso, with New El Paso surviving the merger as a wholly owned subsidiary of KMI (the “Merger”). Immediately following the Merger, New El Paso was merged with and into Sherpa Acquisition, LLC, with Sherpa Acquisition, LLC surviving the merger and being renamed El Paso Holdco LLC. Upon completion of these transactions, El Paso LLC became a direct, wholly owned subsidiary of El Paso Holdco LLC, which is a direct, wholly owned subsidiary of KMI. El Paso Holdco LLC is the successor in interest to the Registrant. As a result of the transactions, each outstanding share of common stock of EP was automatically converted into the right to receive the merger consideration described in the Merger Agreement.

In accordance with an undertaking made by the Registrant in the Registration Statements to remove by means of a post-effective amendment any shares of the Registrant’s common stock which remain unsold at the termination of the offering, El Paso Holdco LLC, as successor in interest to the Registrant, hereby de-registers any and all shares of common stock originally reserved for issuance under the Plans and registered under the Registration Statements listed above which remained unissued at the effective time of the transactions.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, El Paso Holdco LLC, as successor in interest to the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 25, 2012.

EL PASO HOLDCO LLC
(successor in interest to El Paso Corporation)

By: /s/ Joseph Listengart
Name: Joseph Listengart
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to Registration Statements on Form S-8 have been signed below by the following persons in the capacities as indicated on May 25, 2012.

Signature	Title
/s/ C. Park Shaper C. Park Shaper	President (Principal Executive Officer)

/s/ Kimberly A. Dang Kimberly A. Dang	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Joseph Listengart Joseph Listengart	Vice President of Kinder Morgan, Inc., sole member of El Paso Holdco LLC